Exhibit 99.3
July 28, 2022 Second Quarter 2022 Financial Results

Forward-Looking Statements

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

- ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased labor and materials costs due to supply chain constraints and inflation;
- ability of SCE to implement its Wildfire Mitigation Plan and capital program;
- risks of regulatory or legislative restrictions that would limit SCE's ability to implement Public Safety Power Shutoff ("PSPS") when conditions warrant or would otherwise limit SCE's operational PSPS practices;
- risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;
- ability of SCE to maintain a valid safety certification;
- ability to obtain sufficient insurance at a reasonable cost, including insurance relating to wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;
- extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages and issues due to damaged infrastructure), PSPS activations and unanticipated costs;
- risk that California Assembly Bill 1054 ("AB 1054") does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard established under AB 1054;
- ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
- decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
- cost and availability of labor, equipment and materials, including as a result of supply chain constraints;
- ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
- risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns;
- pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
- physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
- risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators ("CCA," which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
- risks inherent in SCE's capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, changes in the California Independent System Operator's transmission plans, and governmental approvals; and
- risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Other important factors are discussed under the headings "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis" in Edison International's Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation.

July 28, 2022 Energy for What's Ahead℠ 1

2 Edison International Second Quarter Update Q2 2022 core EPS driven primarily by adoption of 2021 GRC decision in Q3 2021 GAAP EPS: $0.63 Core EPS 1 : $0.94 EIX reaffirms 2022 EPS guidance $4.40 – 4.70 2022 Core EPS 1 Installed over 3,500 circuit miles of covered conductor to - date, or over 35% of lines 2 , just 3.5 years after initiating program Expect to achieve 4,000 miles by year - end and plan for 6,500 miles by end of 2024 SCE received final OEIS 3 decision approving 2022 Wildfire Mitigation Plan Update OEIS recognized SCE’s progress and overall maturity of its wildfire mitigation strategies EIX reiterates long - term EPS growth rate 5 – 7% EPS CAGR 2021 – 2025 4 1. See Earnings Per Share Non - GAAP Reconciliations and Use of Non - GAAP Financial Measures in Appendix 2. Refers to circuit miles of overhead distribution infrastructure in SCE’s High Fire Risk Areas 3. Office of Energy Infrastructure Safety 4. Compound annual growth rate (CAGR) based on the midpoint of the initial 2021 EPS guidance range of $4.42 – 4.62 established Septem ber 16, 2021 July 28, 2022

SCE's execution of its wildfire mitigation strategy is reducing risk of wildfires associated with utility infrastructure

Installed ~3,630 circuit miles of covered conductor to-date, or 37% of lines[1]

Speed of deployment enabled company to reach this level in **~3.5 years**

Network of 1,570+ weather stations providing real-time weather data

Leveraging **machine learning to improve the accuracy** of wind-speed forecasts at around 500 SCE weather station locations

SCE is providing aerial suppression resources to local fire agencies for fourth consecutive year

Contributing **$18 million** to lease helitankers to Orange, Los Angeles and Ventura county fire agencies

1. Refers to circuit miles of overhead distribution infrastructure in SCE's High Fire Risk Areas

July 28, 2022

Energy for What's Ahead℠

3

2017/2018 Wildfire/Mudslide Events Update: 89% of best estimate resolved. Anticipate cost recovery filing by late 2023

SCE continues to make substantial progress resolving claims...

$ in Billions, as of June 30, 2022


7.9
Remaining Expected Potential Losses[1]
0.9
89% of best estimate has been resolved
Best Estimate of Total Losses

...and SCE will seek CPUC recovery of prudently-incurred actual losses and related costs in excess of insurance

Considerations for Future CPUC Cost Recovery Applications

SCE currently expects to seek cost recovery for over $5 billion in separate applications for TKM[2] and Woolsey

- Excludes insurance recoveries, FERC recoveries, and other ineligible amounts
- SCE will include interest on debt issued to finance claims payments in recovery requests

SCE continues to anticipate filing first application for cost recovery **by late 2023**, assuming relevant proceedings progress as expected

Application timing will account for several factors, including:

- Substantial resolution of claims (90%+ of value) in each of TKM[2] and Woolsey
- Status of remaining estimated claims at time of application
- Other litigation activities, including SED agreement

1. After giving effect to approximately $86 million in fixed payments due under settlements executed before June 30, 2022, but not paid as of June 30, 2022
2. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides

July 28, 2022

Energy for What's Ahead℠ | 4

Edison's 2021 sustainability achievements advanced our clean energy strategy and enhanced value to our stakeholders

Climate Change

***Mind the Gap* policy paper published** by Edison International, highlighting the accelerated rate of annual GHG emissions reductions needed across the California economy to achieve the state's 2030 climate goals

Climate commitment extended to net-zero GHG emissions across Scopes 1, 2 and 3 by 2045

Completed construction at 21 additional sites to install electric vehicle (EV) charging infrastructure for medium- and heavy-duty vehicles through SCE's **$356 million Charge Ready Transport program**

Proposed a **$677 million investment** between 2024–2027 to install roughly **250,000 electric heat pumps** and provide **65,000 households** with electrical service panel and circuit upgrades, a key step in the implementation of SCE's **Building Electrification** strategy

Edison Energy has advised on **more than 8,000 MW of renewable energy power purchase agreements**, including 1,475 MW of deals in 2021

1,500 miles of overhead power lines replaced with covered conductor in high fire risk areas (HFRA), with covered conductor covering approximately 30% of overhead distribution wires in HFRA through year-end 2021

~3,400 hazardous trees mitigated in 2021

Operational Excellence

Planned addition of **535 megawatts of battery energy storage** at three strategically located SCE substations to increase grid reliability

Lowest system average rate among large California investor-owned utilities at SCE

Diversity, Equity & Inclusion

Majority of board directors are diverse in terms of gender, race, ethnicity and/or LGBTQ+ self-identification, with eight of 11 diverse in representation and gender parity achieved among independent directors in spring 2022

88% of employees across the enterprise participating in our employee engagement survey **said they are proud to work for Edison**

Over 80% of $20 million **in annual Philanthropic funding** went to organizations and initiatives focused on diverse and underserved communities

July 28, 2022

Energy for What's Ahead℠ | 5

Edison International's industry-leading ESG profile received wide-ranging recognition and awards in 2021

Climate Change

Utility Transformation Leaderboard Utilities
SCE (Smart Electric Power Alliance — SEPA)

Edison Award
Edison International and SCE for the advancement of transportation electrification. (Edison Electric Institute — EEI)

Green Growth 50
#10 (Forbes)

Drive Electric Utility Award
SCE (Plug In America)

Innovative Star of Energy Efficiency Award
SCE's Clean Energy Optimization Pilot (Alliance to Save Energy)

Diversity, Equity & Inclusion

Best Place to Work for LGBTQ+ Equality
(Human Rights Campaign Foundation – Corporate Equality Index)

Best Companies for Latinos
(Latino Leaders Magazine)

Best Places to Work
(Disability Equality Index — Disability:IN)

HACR CII 5 Star Company
(Hispanic Association of Corporate Responsibility)

Top 15 Employee Resource Groups of the Year
Latinos for Engagement, Advancement and Development (LEAD), SCE's Latino business resource group (LATINA Style Magazine)

Governance

"Trendsetter" (Highest Rating)
97.1 score on the CPA-Zicklin Index of Corporate Political Disclosure and Accountability (Center for Political Accountability)

Top-rated governance score
(Institutional Shareholder Services — ISS)

Commitment to diverse leadership
Edison International board members Pedro Pizarro and Michael Camuñez (Latino Leaders Magazine)

Most Influential Black Corporate Directors
Edison International board chair Peter Taylor (Savoy Magazine)

"3+" corporation
(50/50 Women on Boards)

Operational Excellence

"A" rating
(Global Listed Infrastructure Organisation — GLIO)

Top Innovative Practice Award
SCE (Nuclear Energy Institute) related to safe storage of spent nuclear fuel

July 28, 2022
Energy for What's Ahead℠
6

7 0% 2% 4% 6% 8% West Virginia Mississippi Tennessee Alabama Oklahoma Kentucky Arkansas South Carolina Indiana Vermont Michigan Maine Kansas Louisiana Missouri Georgia Arizona South Dakota North Carolina Rhode Island Ohio Oregon Connecticut Montana Nebraska Nevada Idaho Florida North Dakota SCE Wisconsin Delaware Pennsylvania Washington New Mexico Iowa New Hampshire Wyoming Virginia Massachusetts New York Colorado Illinois Minnesota Utah Maryland New Jersey Total 2021 energy burden in SCE’s service area was below median and can decrease with higher levels of electrification July 28, 2022 1. EIX analysis and assumptions based on representative utilities in each state, median household income data from U.S. Census B ure au, electricity expenditure data from EIA, natural gas expenditure data from AGA and EIA, and estimated share of income spent on vehicle fuel by state presented in the DOE’s Vehicle Technologies Office Figure of the Wee k # 1176, which does not include estimates for Hawaii or Alaska. Data not available for Texas 2. All rates include California Climate Credit 3. Sources: SCE Advice 4796 - E effective June 1, 2022, PG&E Advice 6603 - E effective June 1, 2022, SDG&E Advice 4004 - E effective June 1, 2022 24.3 28.0 30.5 SCE PG&E SDG&E …and among California IOUs, SCE has the lowest system average rate System Average Rate 2,3 Cents per kWh Electricity and total energy burdens in SCE’s service area tend to be lower than those in other states… 2021 Est. Average Residential Customer Energy Burden (% of Income) 1 +15% vs. SCE +26% vs. SCE Electricity Nat. Gas Gasoline For customers of large utilities in:

Second Quarter Earnings Summary

	Q2 2022	Q2 2021	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 0.79	$ 0.95	$ (0.16)
EIX Parent & Other	(0.16)	(0.11)	(0.05)
Basic EPS	**$ 0.63**	**$ 0.84**	**$ (0.21)**
Less: Non-core Items[1]			
SCE	$ (0.31)	$ (0.10)	$ (0.21)
EIX Parent & Other	—	—	—
Total Non-core Items	**$ (0.31)**	**$ (0.10)**	**$ (0.21)**
Core Earnings Per Share (EPS)			
SCE	$ 1.10	$ 1.05	$ 0.05
EIX Parent & Other	(0.16)	(0.11)	(0.05)
Core EPS	**$ 0.94**	**$ 0.94**	**$ —**

Key SCE EPS Drivers[2]		
Higher revenue		$ 0.63
CPUC revenue - GRC authorized	0.34	
CPUC revenue - Other[3,4]	0.26	
Other operating revenue	0.03	
Higher O&M[4]		(0.46)
Higher depreciation		(0.12)
Higher net financing costs		(0.05)
Income taxes[3]		0.06
Other income and expenses		(0.01)
Total core drivers		$ 0.05
Non-core items[1]		(0.21)
Total		$ (0.16)

Key EIX EPS Drivers[2]	
EIX Parent and Other	(0.06)
EEG	0.01
Total core drivers	$ (0.05)
Non-core items	—
Total	$ (0.05)

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2022 second quarter key EPS drivers are reported based on 2021 weighted-average share count of 379.6 million. 2022 second quarter weighted-average shares outstanding is 381.3 million
3. Includes $0.07 of higher tax benefits related to balancing accounts, which are offset in revenue
4. Includes $0.32 of previously deferred wildfire-related expenses as a result of 2021 GRC track 3 approval, which are offset in revenue

Note: Diluted earnings were $0.63 and $0.84 per share for the three months ended June 30, 2022 and 2021, respectively

July 28, 2022 Energy for What's Ahead℠ 8

SCE has significant capital expenditure opportunities driven by investments in the safety and reliability of the grid

Capital deployment expected to increase in future GRC and other applications[1]

Capital Expenditures, $ in Billions



Future Requests
5.4
6.2
5.6
5.7–5.8
6.7
2021
2022
2023
2024
2025

	2021	2022	2023	2024	2025
Range Case[2]	n/a	6.0	5.2	5.2	5.2

Total 2021–2025 capital plan of $27–30 billion driven by investments in safety and reliability

GRC track 1 and other approvals underpin spending through 2023

Primary 2024+ potential:

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets

1. Forecast for 2024 includes amounts requested in track 4 of SCE's 2021 GRC. Forecast for 2025 includes amounts currently expected to be requested in SCE's 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates
2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations; GRC forecast is in line with authorized spend over the 2021 GRC track 1 cycle
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

July 28, 2022

Energy for What's Ahead℠ | 9

2021 GRC track 1 decision provides rate base visibility through 2023; future applications expected to extend growth

From a 2021 base, rate base growth forecast of 7–9% through 2025, reflecting future incremental investment

Rate Base[1], $ in Billions



Future Requests
~9%
2021–2025 CAGR
35.3
38.7
42.1
44.5–44.8
49.4

Range Case[2]	2021	2022	2023	2024	2025
	n/a	38.5	41.5	43.4	46.6

Forecast includes recovery of utility-owned storage for summer 2022 reliability and SCE's building electrification request

Substantial longer-term rate base growth potential from:

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets

1. Weighted-average year basis. Excludes rate base associated with ~$1.6 billion of wildfire mitigation-related spend that shall not earn an equity return under AB 1054
2. Range Case rate base reflects capital expenditure Range Case forecast
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

July 28, 2022
Energy for What's Ahead℠ | 10

EIX reaffirms 2022 core EPS guidance of $4.40–4.70

EIX 2022 Core Earnings Per Share Guidance Range

Building from SCE Rate Base EPS

	YTD Recorded[1]	2022 Guidance[1]
SCE 2022 Rate Base EPS	2.54	5.34
SCE Operational Variances	(0.05)	0.16–0.43
EIX Parent and Other	(0.33)	(0.73)–(0.70)
EIX Operational Results	**2.16**	**4.77–5.07**
SCE Costs Excluded from Authorized	(0.16)	(0.37)
EIX Consolidated Core EPS	**$2.00**	**$4.40–4.70**

Key components of variances from SCE rate base EPS[1]

Rate Base EPS

Recording at current cost of capital pending 2022 cost of capital decision

SCE Operational Variances

Includes financing benefits associated with 2022 cost of capital proceeding	0.10

EIX Parent and Other

Operating expense, other	(0.15)–(0.13)
Interest expense	(0.26)
EIX preferred dividends	(0.32)–(0.31)

SCE Costs Excluded from Authorized

Wildfire Insurance Fund contribution interest expense	(0.09)
Wildfire claims payment debt interest expense[2]	(0.12)
Short- and long-term incentive comp not in rates; SB 901 disallowed exec comp	(0.16)

1. YTD results as of June 30, 2022, based on 2022 YTD weighted average shares of 381.0 million; 2022 guidance based on weighted average shares assumption of 381.4 million
2. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery may be sought as part of future cost recovery applications

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

July 28, 2022

Energy for What's Ahead℠

11

2022 EIX Core Earnings Guidance Assumptions

		2022 Assumption	Additional Notes	
CPUC	**Rate Base** ($ in Billions)	$31.3	• Assumes CSRP track 1 settlement decision in 2022. Decision in 2023 would defer ~$45 million earnings	
	Return on Equity (ROE)	10.30%	• ROE sensitivity: 4 cents EPS for 10bps change in ROE	
	Equity in Capital Structure	52.0%		
FERC	**Rate Base** ($ in Billions)	$7.4		
	Return on Equity (ROE)[1]	10.30%		
	Equity in Capital Structure[1]	47.5%		
Other Items	**SCE Operational Variances** ($ Millions, after-tax)	~$60–165	Representative items:	
			• AFUDC	$120
			• Financing benefits associated with 2022 cost of capital proceeding	$38
			• Shareholder-funded expenses not recovered in GRC	$45
	SCE Wildfire Claims Payment Debt Interest Expense ($ Millions, after-tax)	~$45	• SCE funds resolution of wildfire claims with debt. Additional debt expected to be issued during 2022 • $3 billion outstanding at 12/31/2021	
	EIX Equity Issuance[2] ($ in Millions)	~$300–400 of equity content	• Higher than average of up to $250/year in 2022–'25 driven by anticipated capex associated with SCE's utility owned storage projects	
	EIX Preferred Dividends ($ in Millions)	~$120		

1. Beginning in 2023, Intervenors have an annual opportunity to terminate the TO2019A Formula Rate. The earliest any new rate could become effective is January 1, 2024
2. Does not include securities with equity content that could be issued to enable SCE to issue debt to finance payments for resolution of claims related to the 2017/2018 Wildfire/Mudslide Events while allowing Edison International and SCE to maintain investment grade credit ratings

Note: All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%

July 28, 2022 Energy for What's Ahead℠ 12

13 EIX parent continues to execute on its 2022 financing plan July 28, 2022 1. Financing plans are subject to change 2. Edison International expects to issue securities containing up to $250 million of equity content annually, on average from 20 22 through 2025. The higher - than - average equity content expected in 2022 is driven by the anticipated capital expenditures associated with SCE's utility owned storage projects 2022 EIX Financing Plan 1 Expect to issue securities with $300 – 400 million of equity content (consistent with prior disclosure) 2 in combination of: – Potential for cash proceeds of ~$400 – 600 million from preferred equity issuance (50% equity content) – ~$ 100 million common equity via internal programs (100% equity content) – If needed, use of at - the - market (ATM) program (100% equity content) ▪ To establish $500 million, 3 - year program in August Expect to refinance $700 million of parent debt maturities with new debt issuances In April, issued $600 million term loan (matures in April 2023), providing execution timing flexibility for 2022 financing plan

EIX has double-digit total return potential, supported by leadership role in clean energy transition

5–7% core EPS CAGR[1] 2021 to 2025	Underpinned by strong rate base growth of ~7–9% $27–30 billion 2021–2025 capital program
~4% current dividend yield[2]	18 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification and building electrification[3] Potential for 60% load growth by 2045

9–11% total return opportunity[4] before potential P/E multiple expansion driven by estimated 65–70% wildfire risk reduction[5], and ongoing utility and government wildfire mitigation efforts

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42–4.62 established on September 16, 2021
2. Based on EIX stock price on July 27, 2022
3. Building electrification programs subject to CPUC approval
4. At current P/E multiple. Excludes changes in P/E multiple and potential dividend growth
5. Risk reduction based on mitigations through June 30, 2022

July 28, 2022 Energy for What's Ahead℠ 14

Appendix

Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

GRC, Uncollectibles, Wildfire-related, and Wildfire Insurance Applications

$ in Millions

Approved Applications

	Application / Account	Balance @ June 30	Recovery Through	Remaining Rate Recovery by Year 2022	2023	2024	2025
✓	GRC Track 1 (Jan.–Sept. 2021 Balance)	503	Dec. '23	182	321	–	–
✓	GRC Track 3	401	Sept. '25	33	134	134	100
✓	GRC Track 2	368	Feb. '25	78	134	134	22
✓	2020–2021 Residential Uncollectibles[1]	114	Feb. '25	50	34	26	4
✓	WEMA1	84	Sept. '22	84	–	–	–
✓	2019 CEMA	28	Sept. '22	28	–	–	–
	Total	**1,498**		**455**	**623**	**294**	**126**

Pending & Future Applications *(Subject to CPUC Authorization)*

Application	Request[2]	Expected Amort.[2]	Expected Rate Recovery by Year 2022	2023	2024	2025
Wildfire Mitigation & Vegetation Mgmt.	327	12 months	–	–	327	–
WEMA2	215	12 months	54	161	–	–
2022 CEMA	198	12 months	–	–	198	–
2021 CEMA	132	12 months	–	77	55	–
Total	**872**		**54**	**238**	**580**	**–**

Expected Securitizations[3,4]

	AB 1054 Capital Included In:	Amount	2022	2023	2024	2025
✓	GRC Tracks 1 & 2 *(completed)*	518	518	–	–	–
	GRC Tracks 1 & 3	730	–	730	–	–
	Total	**1,248**	**518**	**730**	–	–

1. 2020–2021 Residential Uncollectibles are tracked in a balancing account authorized by the CPUC and implemented in rates without a separate application
2. Requested revenue requirement. Amounts and amortization subject to CPUC approval
3. Amounts refer to securitization of AB 1054 capex. Actual timing will depend on the timing of CPUC authorizations and implementation in customer rates or execution of securitization transactions
4. Amounts reflect capital costs recovered upfront via securitization. Recovery in customer rates of costs to service the bonds takes place over the tenor of the debt at a fixed recovery charge rate

July 28, 2022 Energy for What's Ahead℠ 16

EIX reaffirms 2021–2025 EPS growth rate target, which would result in 2025 EPS of $5.50–5.90

Earnings progression expected to continue to 2025

Core Earnings per Share



5–7%
2021–'25 CAGR[1]
4.52
4.40–4.70
5.50–5.90
• Annual core EPS growth during the period expected to be non-linear
• Growth in any given year can be outside the range
2021 Guidance Midpoint[1]
2022 Guidance
2023
2024
2025

2025 Core EPS Components[2]

Core Earnings per Share

	Approximate Ranges[2]
2025 Rate Base EPS	$6.45–6.90
SCE Op. Variances	0.40–0.50
EIX Parent and Other *(including dilution)*	(0.80)–(0.95)
SCE Costs Excluded from Authorized	(0.55)
EIX Cons. Core EPS	**$5.50–5.90**

Key Assumptions

- 2025 rate base ($bn) $46.6–49.4
  - FERC ~16% of rate base
- Authorized ROE[3] 10.30%
- Not assuming financing benefits during 2023–2025 period
- Up to $250 million per year, on average, equity content 2022–2025, as previously disclosed

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021
2. Components are rounded to the nearest 5 cents and based on EIX 2022 guidance share count of 381.4 million shares. For the purposes of this illustration, all costs and dilution associated with any equity content issued beyond 2022 are reflected in the EIX Parent and Other line. Actual financing activity may vary and is subject to change
3. Based on SCE's currently-authorized CPUC ROE. SCE has filed an application requesting a CPUC ROE for 2023 of 10.53%

July 28, 2022

Energy for What's Ahead℠ | 17

18 Year - to - Date Earnings Summary July 28, 2022 1. See EIX Core EPS Non - GAAP Reconciliations and Use of Non - GAAP Financial Measures in Appendix 2. For comparability, 2022 key EPS drivers are reported based on 2021 weighted - average share count of 379.4 million. 2022 weighted - average shares outstanding is 381.0 million 3. Includes $0.02 of higher tax benefits related to balancing accounts, which are offset in revenue 4. Includes $0.78 of previously deferred wildfire - related expenses as a result of 2021 GRC track 2 and track 3 approval, which are offset in revenue Note: Diluted earnings were $0.85 and $1.52 per share for the six months ended June 30, 2022 and 2021, respectively YTD YTD 2022 2021 Variance Basic Earnings Per Share (EPS) SCE 1.18 $ 1.73 $ (0.55) $ EIX Parent & Other (0.33) (0.21) (0.12) Basic EPS 0.85 $ 1.52 $ (0.67) $ Less: Non-core Items 1 SCE (1.15) $ (0.21) $ (0.94) $ EIX Parent & Other — — — Total Non-core Items (1.15) $ (0.21) $ (0.94) $ Core Earnings Per Share (EPS) SCE 2.33 $ 1.94 $ 0.39 $ EIX Parent & Other (0.33) (0.21) (0.12) Core EPS 2.00 $ 1.73 $ 0.27 $ Key SCE EPS Drivers 2 Higher revenue 1.54 $ CPUC revenue - GRC authorized 0.68 CPUC revenue - Other 3,4 0.80 Other operating revenue 0.06 Higher O&M 4 (0.78) Wildfire-related claims (0.02) Higher depreciation (0.23) Higher net financing costs (0.10) Income taxes 3 (0.02) Property and other taxes 0.01 Results prior to impact from share dilution 0.40 $ Impact from share dilution (0.01) Total core drivers 0.39 $ Non-core items 1 (0.94) Total (0.55) $ (0.12) Total core drivers (0.12) $ Non-core items — Total (0.12) $ Key EIX EPS Drivers 2 EIX Parent and Other

19 Earnings Non - GAAP Reconciliations July 28, 2022 Q2 2022 Q2 2021 YTD 2022 YTD 2021 SCE 302 $ 359 $ 449 $ 655 $ EIX Parent & Other (61) (41) (124) (78) Basic Earnings 241 $ 318 $ 325 $ 577 $ Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries (6) (6) (291) (10) Wildfire Insurance Fund expense (38) (39) (76) (77) CSRP impairment (34) — (34) — Employment litigation matter, net of recoveries (16) — (16) — GRC track 3 impairment (12) — (12) — Organizational realignment charge (10) — (10) — Sale of San Onofre nuclear fuel — 7 — 7 Less: Total non-core items (116) $ (38) $ (439) $ (80) $ SCE 418 397 888 735 EIX Parent & Other (61) (41) (124) (78) Core Earnings 357 $ 356 $ 764 $ 657 $ 1. Non - core items are tax - effected at an estimated statutory rate of approximately 28% Reconciliation of EIX GAAP Earnings to EIX Core Earnings Earnings (Losses) Attributable to Edison International, $ in Millions 1

20 EIX Core EPS Non - GAAP Reconciliations July 28, 2022 1. 2022 EPS are reported based on weighted - average share counts of 381.3 million for second quarter and 381.0 million for year - to - d ate; 2021 EPS are reported based on weighted - average share counts of 379.6 million for second quarter and 379.4 million for year - to - date Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share EPS Attributable to Edison International 1 Q2 2022 Q2 2021 YTD 2022 YTD 2021 Basic EPS 0.63 $ 0.84 $ 0.85 $ 1.52 $ Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries (0.02) (0.02) (0.76) (0.03) Wildfire Insurance Fund expense (0.10) (0.10) (0.20) (0.20) CSRP impairment (0.09) — (0.09) — Employment litigation matter, net of recoveries (0.04) — (0.04) — GRC track 3 impairment (0.03) — (0.03) — Organizational realignment charge (0.03) — (0.03) — Sale of San Onofre nuclear fuel — 0.02 — 0.02 Less: Total non-core items (0.31) (0.10) (1.15) (0.21) Core EPS 0.94 $ 0.94 $ 2.00 $ 1.73 $

21 Low High Basic EIX EPS $3.25 $3.55 Total Non - Core Items 2 (1.15) (1.15) Core EIX EPS $4.40 $4.70 1. EPS is calculated on the assumed weighted - average share count for 2022 of 381.4 million 2. Non - core items are presented as they are recorded Earnings Per Share Non - GAAP Reconciliations July 28, 2022 Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 1 2022 EPS Attributable to Edison International

22 Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non - GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non - core items. Non - core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non - GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Senior Manager (626) 302 - 2540 (626) 302 - 3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Use of Non - GAAP Financial Measures July 28, 2022